EXHIBIT 99.2

TPI Composites, Inc. To Collaborate with the State of Iowa on COVID-19 Testing

SCOTTSDALE, Ariz., April 23, 2020 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), the only independent manufacturer of composite wind blades with a global footprint, announced today that it will be collaborating with the State of Iowa on COVID-19 testing for its Newton, Iowa associates. As a result of the increase in COVID-19 levels in Jasper, Marshall, and Polk Counties, as well as 28 confirmed new cases during the last week among TPI Newton associates, TPI proactively reached out to the office of Iowa Governor, Kim Reynolds to discuss establishing an enhanced COVID-19 testing plan. TPI plans to voluntarily pause production at its Newton, Iowa manufacturing facility until the middle of next week in order to do another deep clean of the facility and to implement this more rigorous testing plan, which will include testing all Newton associates.   TPI’s associates will be paid during the production pause and TPI also plans to provide protective masks to its associates’ family members for use at home. “The health and safety of our associates and the communities in which they live and work is our top priority, and we feel strongly this is the right action to support associates and their families and to help prevent further community spread in Iowa,” said Josh Syhlman, General Manager of the Iowa facility.  In early March, TPI implemented best practices learned from their operations in China during the COVID-19 outbreak in January and February including implementing mandatory temperature checks for anyone entering the factory, mandating social distancing and when not practical due to the manufacturing process mandated wearing PPE, and disinfecting the entire facility at least once per day.  “Our practices exceed the CDC and WHO guidelines,” continued Mr. Syhlman. “We are pleased that Governor Reynolds supports this proactive approach to work in close partnership with the State and the State’s recently announced “TestIowa” plan to stop community spread,” added Mr. Syhlman.

About TPI Composites, Inc.
TPI Composites, Inc. is the only independent manufacturer of composite wind blades for the wind energy market with a global manufacturing footprint. TPI delivers high-quality, cost-effective composite solutions through long term relationships with leading OEMs in the wind and transportation markets. TPI is headquartered in Scottsdale, Arizona and operates factories throughout the U.S., China, Mexico, Turkey and India. TPI operates additional engineering development centers in Denmark and Germany.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: the impact of the COVID-19 pandemic on our business; effects on our financial statements and our financial outlook; our business strategy, including anticipated trends and developments in and management plans for our business and the wind industry and other markets in which we operate; our projected annual revenue growth; competition; future financial results, operating results, revenues, gross margin, operating expenses, profitability, products, projected costs, warranties, our ability to improve our operating margins, and capital expenditures. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

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